Exhibit (99)(16)

OHIO NATIONAL FUND, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints KIMBERLY A. PLANTE as his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, in any and all capacities, and on his or her behalf with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of the ON Conservative Model Portfolio into the ON Moderately Conservative Model Portfolio, each a series of Ohio National Fund, Inc. (the “Fund”) and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he or she might or could do in person in his or her capacity as a Director of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Todd Brockman	Treasurer (Principal Financial	August 31, 2020
R. Todd Brockman	and Accounting Officer)

/s/ Michael J. DeWeirdt	President (Principal Executive Officer)	August 31, 2020
Michael J. DeWeirdt

/s/ Lawrence L. Grypp	Director	August 31, 2020
Lawrence L. Grypp

/s/ Geoffrey Keenan	Director	August 31, 2020
Geoffrey Keenan

/s/ Madeleine W. Ludlow	Director	August 31, 2020
Madeleine W. Ludlow

/s/ Christopher A. Carlson	Director	August 31, 2020
Christopher A. Carlson

/s/ George M. Vredeveld	Director	September 3, 2020
George M. Vredeveld